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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 22, 2005

ENXNET, INC.
(Exact name of registrant as specified in its charter)

Oklahoma	000-30675	73-1561191
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID)

11333 E. Pine St., Suite 75
Tulsa, Oklahoma 74119
(Address of principal executive offices and Zip Code)

(918) 592-0015
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 11, 2006, we entered into a Manufacturing and Joint Technology Sharing Agreement with Interactive Affinities, Inc., a Texas corporation, ("ITI") wherein we agreed to manufacture and sell specialized optical media discs (the "Product") to ITI which incorporates our proprietary ThinDisc(c) technology. Under the terms of the agreement we will exclusively manufacture and sell the Product to ITI and ITI will exclusively purchase the Product from us with the exception of us selling (the closed card) to One28 Marketing Group. The term of the agreement is 20 years. There are provisions to terminate the agreement prior to the end of the 20 year period. We will be paid on a cost plus basis for the Product.

ITEM 7.01     REGULATION FD DISCLOSURE

Today we announced our Manufacturing and Joint Technology Sharing Agreement with Interactive Affiliates, Inc. which is described in Item 1.01 of this report.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS
(c)	Exhibits	Document Description

	99.1	Press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 11th day of January, 2006.

ENXNET INC.

BY:	/s/ Ryan Corley
Ryan Corley
President, Principal Executive Officer, and a member of the Board of Directors.